Exhibit 99
			Form 3 Joint Filer Information



Name:					Carrier Corporation

Address:				One Carrier Place, Farmington, CT  06034-4015

Designated Filer:			United Technologies Corporation

Issuer & Ticker Symbol:			Watsco, Inc. (WSO)

Date of Event Requiring Statement	July 1, 2009





Signature:
				By:     /s/ Brian E. Kelleher
					----------------------------
				Name:   Brian E. Kelleher
				Title:  Vice President, Legal Affairs, Business Development